UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2019

Cactus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300 Houston, Texas 77024
(Address of principal executive offices) (Zip Code)

(713) 626-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2019, Ike Smith, the Chief Accounting Officer and principal accounting officer of Cactus, Inc. (the “Company”) notified the Company of his intention to resign from the Company, effective as of September 25, 2019, to pursue a new opportunity as the chief financial officer of another company. Mr. Scott Bender, President and Chief Executive Officer of the Company, thanked Mr. Smith for his many contributions to the Company. Mr. Smith’s resignation is not the result of any disagreement with the Company.

Effective upon Mr. Smith’s resignation, Brian Small, the Company’s Senior Finance Director, will serve as the Company’s principal accounting officer on an interim basis in addition to continuing to serve as the Company’s Senior Finance Director.

Brian Small, age 62, has served as the Company’s Senior Finance Director since March 2019. From 2011 until March 2019, Mr. Small served as the Company’s Chief Financial Officer. Mr. Small has been a member of the Institute of Chartered Accountants in Scotland since 1980 and served as an audit manager in a Big Four firm in both Scotland and Switzerland until 1994, when he was appointed as Internal Audit Manager to John Wood Group PLC, a provider of services to the oil and gas sector. He then served as Chief Financial Officer for Wood Group Pressure Control, from 2000 until its acquisition by General Electric in 2011.

No new compensatory arrangements were entered into with Mr. Small in connection with his appointment as the Company’s principal accounting officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cactus, Inc.

September 17, 2019	By:	/s/ Stephen Tadlock
Date	Name:	Stephen Tadlock
	Title:	Vice President, Chief Financial Officer and Treasurer